Exhibit 99.1

ZIOPHARM ANNOUNCES FULL EXERCISE OF UNDERWRITER’S OPTION; COMPLETION OF PUBLIC OFFERING

NEW YORK, NY – February 8, 2011 - ZIOPHARM Oncology, Inc. (NASDAQ: ZIOP) today announced the completion of its previously announced public offering of 9,600,000 shares of common stock. In connection with the closing, Barclays Capital Inc., the sole book-running manager for the offering, exercised in full its option to purchase an additional 1,440,000 shares, resulting in ZIOPHARM issuing a total of 11,040,000 shares in the offering. The net proceeds from this offering were approximately $59.4 million after deducting underwriting discounts and commissions and estimated offering expenses.

The securities described above were offered by ZIOPHARM pursuant to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on May 13, 2010. A final prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus supplement relating to these securities may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717; Barclaysprospectus@broadridge.com (phone: 888-603-5847).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the shares in any state or other jurisdiction which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ZIOPHARM Oncology, Inc.
ZIOPHARM Oncology is a biopharmaceutical company engaged in the development and commercialization of a diverse portfolio of cancer therapeutics. The Company is currently focused on several clinical programs. Palifosfamide (ZymafosTM or ZIO-201) references a novel composition (tris formulation) that is the functional active metabolite of ifosfamide, a standard of care for treating sarcoma, and other cancers. Darinaparsin (ZinaparTM or ZIO-101) is a novel organic arsenic being developed for the treatment of various hematologic and solid cancers. Indibulin (ZybulinTM or ZIO-301) is a novel, oral tubulin binding agent that targets both mitosis and cancer cell migration. ZIOPHARM is also pursuing the development of novel DNA-based biotherapeutics in the field of cancer pursuant to a partnering arrangement with Intrexon Corporation. The partnership includes a clinical-stage product candidate in a Phase Ib study and a second product candidate that is the basis of an Investigational New Drug application that ZIOPHARM expects to submit during the first half of 2011.  ZIOPHARM’s operations are located in Boston, MA with an executive office in New York.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements for ZIOPHARM Oncology, Inc. that involve risks and uncertainties that could cause ZIOPHARM Oncology’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurance that any of ZIOPHARM Oncology’s development efforts relating to its product candidates will be successful, or such product candidates will be successfully commercialized. Other risks that affect forward-looking information contained in this press release include the possibility of being unable to obtain regulatory approval of ZIOPHARM Oncology’s product candidates, the risk that the results of clinical trials may not support ZIOPHARM Oncology’s claims, the risk that pre-clinical or clinical trials will proceed on schedules that are consistent with ZIOPHARM Oncology’s current expectations or at all, risks related to ZIOPHARM Oncology’s ability to protect its intellectual property and its reliance on third parties to develop its product candidates, risks related to the sufficiency of existing capital reserves to fund continued operations for a particular amount of time and uncertainties regarding ZIOPHARM Oncology’s ability to obtain additional financing to support its operations thereafter, as well as other risks regarding ZIOPHARM Oncology’s that are discussed under the heading "Risk Factors" in ZIOPHARM Oncology’s filings with the United States Securities and Exchange Commission. Forward-looking statements can be identified by the use of words such as "may," "will," "intend," " should," "could," "can," "would," "expect," "believe," "estimate," " predict," "potential," "plan," "is designed to," "target" and similar expressions. ZIOPHARM Oncology assumes no obligation to update these forward-looking statements, except as required by law.

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Contact:

Tyler Cook
ZIOPHARM Oncology, Inc.
617-259-1982
tcook@ziopharm.com